As filed with the Securities and Exchange Commission on May 22, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANKUNITED FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	6035	65-0377773
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

255 Alhambra Circle

Coral Gables, Florida 33134

(305) 569-2000

(Address, including ZIP Code, and telephone number

including area code, of registrant’s principal executive offices)

Alfred R. Camner

Chairman of the Board

Bank United Financial Corporation

255 Alhambra Circle

Coral Gables, Florida 33134

(305) 569-2000

(Name, address, including ZIP Code, and telephone number,

including area code, of agent for service)

Copies to:

Bridget Wong, Esq. Lorne S. Cantor, Esq. Camner, Lipsitz and Poller, P.A. 550 Biltmore Way, Suite 700 Coral Gables, Florida 33134 Telephone: (305) 442-4994	Gary I. Horowitz, Esq. Simpson Thacher & Bartlett 425 Lexington Avenue New York, New York 10017 Telephone: (212) 455-2000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-104970

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of shares to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Class A Common Stock, $.01 par value	575,000(1) shares	$18.41(2)	$10,585,750(2)	$856.39

(1)	The Registrant previously registered an aggregate of 3,450,000 shares of its Class A Common Stock, with a proposed maximum aggregate offering price at that time of $65,929,500, on a registration statement on Form S-3 (File No. 333-104970), for which a filing fee of $5,333.70 was paid.
(2)	Pursuant to Rule 457(c) under the Securities Act, estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Class A Common Stock on May 21, 2003, as reported on the Nasdaq National Market System.

INCORPORATION OF DOCUMENTS BY REFERENCE

BankUnited Financial Corporation is filing this registration statement with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement incorporates by reference the contents of the registration statement on Form S-3, as amended (File No. 333-104970), which was declared effective by the Securities and Exchange Commission on May 21, 2003, and is being filed for the sole purpose of registering additional securities of the same class as were included in that registration statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida on May 22, 2003.

BANKUNITED FINANCIAL CORPORATION

By:	/s/ ALFRED R. CAMNER
Name:	Alfred R. Camner
Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Act, this Registration Statement has been signed on May 22, 2003 by the following persons in the capacities indicated.

/s/ ALFRED R. CAMNER Alfred R. Camner	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ HUMBERTO L. Lopez Humberto L. Lopez	Senior Executive Vice President and Chief Financial (Principal Financial Officer)

* Lawrence H. Blum	Vice Chairman of the Board of Directors

* Ramiro A. Ortiz	President, Chief Operating Officer and Director

* Allen M. Bernkrant	Director

* Neil H. Messinger	Director

* Marc D. Jacobson	Director

* Hardy C. Katz	Director

* Edward L. Pinckney	Director

* Sharon A. Brown	Director

* By:	/s/ ALFRED R. CAMNER
Alfred R. Camner Attorney-in-fact

BANKUNITED FINANCIAL CORPORATION

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page

5.1	Opinion of Camner, Lipsitz and Poller, P.A. as to the validity of the issuance of the Class A Common Stock.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Camner, Lipsitz and Poller, P.A. (set forth in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney.*

*	Incorporated by reference to the Power of Attorney contained in the Registration Statement on Form S-3, Registration No. 333-104970.